EXHIBIT 10.1

Form of

AWARD AGREEMENT

NON-QUALIFIED STOCK OPTION

THIS AWARD AGREEMENT, effective as of                , is made by and between RENTRAK CORPORATION, an Oregon corporation (“Corporation”), and                , an employee of Corporation (“Employee”):

RECITALS

A.                                   Corporation wishes to afford Employee the opportunity to purchase shares of its $.001 par value Common Stock.

B.                                     Corporation has adopted the 2005 Stock Incentive Plan of Rentrak Corporation (the “Plan”).

C.                                     The Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of Corporation and its shareholders to grant the Non-Qualified Stock Option Award (the “Option”) provided for in this Agreement to Employee as an inducement [to become an executive of Corporation] and to remain in the service of Corporation and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1.                                      GRANT OF OPTION

1.1                                 Grant of Option.  In consideration of Employee’s agreement to remain in the employ of Corporation or its Subsidiaries and for other good and valuable consideration, effective as of the date of this Agreement, Corporation irrevocably grants to Employee an Option to purchase any part or all of an aggregate of                shares of its $.001 par value Common Stock upon the terms and conditions set forth in this Agreement and the Plan.

1.2                                 Purchase Price  The purchase price of the shares of Common Stock covered by the Option is $                per share, without commission or other charge, subject to adjustment as provided in Section 13 of the Plan.

1.3                                 Consideration to Corporation  In consideration of the granting of this Option by Corporation, Employee agrees to render faithful and efficient services to Corporation or a Subsidiary[, with such duties and responsibilities as set forth in Employee’s Employment Agreement with Corporation].  Nothing in this Agreement or in the Plan confers upon Employee any right to continue in the employ of Corporation or any Subsidiary or will interfere with or restrict in any way the rights of Corporation and its Subsidiaries, which are expressly reserved, to discharge Employee at any time for any reason whatsoever, with or without cause[, except as provided in Employee’s Employment Agreement with Corporation].

1.4                                 Adjustments in Option  The Committee may make adjustments with respect to the Option in accordance with the provisions of Section 13 of the Plan.

2.                                      PERIOD OF EXERCISABILITY

2.1                                 Commencement of Exercisability

(a)                                  Subject to Sections 2.1(b), 2.1(c) and 2.3, the Option will become exercisable in four cumulative installments as follows:

(i)                                     The first installment consists of 25% of the shares covered by the Option and will become exercisable on the first anniversary of the date the Option is granted.

(ii)                                  The second installment consists of 25% of the shares covered by the Option and will become exercisable on the second anniversary of the date the Option is granted.

(iii)                               The third installment consists of 25% of the shares covered by the Option and will become exercisable on the third anniversary of the date the Option is granted.

(iv)                              The fourth installment consists of 25% of the shares covered by the Option and will become exercisable on the fourth anniversary of the date the Option is granted.

(b)                                 No portion of the Option which is unexercisable at Termination of Employment will subsequently become exercisable.

(c)                                  [Notwithstanding Sections 2.1(a) and 2.1(b), the Option will become fully and immediately exercisable in the event that after the occurrence of an event that would constitute a “change in control” of Corporation (under either the definition of that term in the Plan or the definition of that term in Employee’s Employment Agreement with Corporation) and during the term of Employee’s Employment Agreement with Corporation, Corporation terminates Employee’s employment with Corporation without “Cause” or Employee voluntarily terminates his employment with Corporation with “Good Reason” (as those terms are defined in Employee’s Employment Agreement).]

2.2                                 Duration of Exercisability  Once the Option becomes exercisable pursuant to Section 2.1, it will remain exercisable until it becomes unexercisable under Section 2.3.

2.3                                 Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                  The expiration of 10 years from the date the Option was granted;

(b)                                 The expiration of one month from the date of Employee’s voluntary Termination of Employment without Good Reason;

(c)                                  The expiration of three months from the date of Employee’s Termination of Employment by reason of his retirement, his being discharged without Cause, or his voluntary Termination of Employment for Good Reason, unless Employee dies within said three-month period;

(d)                                 The expiration of one year from the date of Employee’s Termination of Employment by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(e)                                  The expiration of one year from the date of Employee’s death;

(f)                                    Immediately upon Employee’s Termination of Employment for Cause; or

(g)                                 On the date specified in Section 2.4(b) in connection with a Terminating Event (as that term is defined in Section 2.4(b)).

2.4                                 Adjustments to and/or Cancellation of the Option

(a)                                  Neither (i) the issuance of additional shares of stock of Corporation in exchange for adequate consideration (including services), nor (ii)  the conversion of outstanding preferred shares of

Corporation into Common Stock, will be deemed to require an adjustment in the shares covered by the Option or in the purchase price of shares subject to the Option pursuant to Section 13 of the Plan.  In the event the Committee determines that an event has occurred affecting Corporation such that an adjustment to the Option under Section 13 of the Plan should be made but that it is not practical or feasible to make such an adjustment, such event will be deemed a Terminating Event subject to the following paragraph.

(b)                                 Subject to Section 13 of the Plan, in the event of a “Change in Control” of Corporation (under [either] the definition of that term in the Plan [or the definition of that term in Employee’s Employment Agreement]) or the occurrence of an event in accordance with the last sentence of the previous paragraph (any of such events is herein referred to as a “Terminating Event”), the Committee will determine whether a provision will be made in connection with the Terminating Event for an appropriate assumption of the Option by, or substitution of appropriate new options covering stock of, a successor corporation employing Employee or stock of an affiliate of such successor employer corporation.  If the Committee determines that such an appropriate assumption or substitution will be made, the Committee will give notice of the determination to Employee and the terms of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the Option outstanding under the Plan (or to options issued in substitution therefor), (ii) to the Option purchase price, and (iii) to the terms and conditions of the Option, will be binding upon Employee.  If the Committee determines that no assumption or substitution will be made, the Committee will give notice of this determination to Employee, whereupon Employee will have the right for a period of 30 days following the notice to exercise in full or in part the unexercised and unexpired portion of this Option, all of which will become fully and immediately vested without regard to the limitation on exercisability specified in Section 2.1(a) above.  Upon the expiration of this 30 day period, the Option will expire to the extent not earlier exercised.

(c)                                  The Committee will exercise its discretion in connection with the determinations under this Section 2.4 in good faith and in a uniform and nondiscriminatory manner with respect to all participants under the Plan.

3.                                      EXERCISE OF OPTION

3.1                                 Partial Exercise  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3; provided, however, that each partial exercise will be for not less than 100 shares and must be for whole shares only.

3.2                                 Manner of Exercise  The Option, or any exercisable portion thereof, may be exercised solely by delivery to Corporation’s Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 2.3:

(a)                                  A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised.  The notice must be signed by Employee or other person then entitled to exercise the Option or such portion.

(b)                                 Full payment to Corporation for the shares with respect to which such Option or portion is exercised, which must be:

(i)                                     In cash; or

(ii)                                  With the consent of the Committee, (A) shares of Corporation’s Common Stock owned by Employee (and, if acquired from Corporation, held for at least six months), duly endorsed for transfer to Corporation, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares as to which the Option is exercised, or (B) shares of Corporation’s Common Stock issuable to Employee upon exercise of the Option, with a Fair

Market Value on the date of delivery equal to the aggregate purchase price of the shares as to which the Option is exercised; or

(iii)                               With the consent of the Committee, by delivery of a notice that Employee has placed a market sell order with a broker with respect to shares of Corporation’s Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Corporation in satisfaction of the purchase price of the shares as to which the Option is exercised.

(c)                                  A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by Employee or other person then entitled to exercise such Option or portion as the Committee in its discretion, determines is necessary or appropriate to effect compliance with the Securities Act of 1933 and any other federal or state securities laws or regulations.  Without limiting the generality of the foregoing, such agreement may provide that (i) as of the date of any subsequent transfer of the shares acquired on exercise of the Option (the “Option Shares”), the Committee may require an opinion of counsel acceptable to it to the effect that such transfer of the Option Shares does not violate the Securities Act of 1933, and (ii) Corporation may issue stop-transfer orders covering the Option Shares.  Share certificates evidencing Option Shares will bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein.   The written representation and agreement referred to in the first sentence of this subsection (c) will not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act of 1933, and such registration is then effective in respect of such shares.

(d)                                 Full payment to Corporation (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option.  With the consent of the Committee, (i) shares of Corporation’s Common Stock owned by Employee, duly endorsed for transfer, with a Fair Market Value equal to the sums required to be withheld, or (ii) shares of Corporation’s Common Stock issuable to Employee upon exercise of the Option with a Fair Market Value equal to the sums required to be withheld, may be used to make all or part of such payment.

(e)                                  In the event the Option or portion is exercised pursuant to Section 4.1 by any person or persons other than Employee, appropriate proof of the right of such person or persons to exercise the Option.

3.3                                 Rights as Shareholder  The holder of the Option is not, and does not have any of the rights or privileges of, a shareholder of Corporation in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares have been issued by Corporation to such holder.

4.                                      OTHER PROVISIONS

4.1                                 Option Not Transferable  Neither the Option nor any interest or right therein or part thereof may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Option nor any interest or right in the Option or part thereof will be liable for the debts, contracts or engagements of Employee or his successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.2                                 Shares to Be Reserved  Corporation will at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

4.3                                 Notices  Any notice to be given under the terms of this Agreement to Corporation must be addressed to Corporation in care of its Secretary, and any notice to be given to Employee will be addressed to him at the address given beneath his signature.  By a notice given pursuant to this Section 4.3, either party may designate a different address for notices to be given.  Any notice which is required to be given to Employee will, if Employee is then deceased, be given to Employee’s personal representative if such representative has previously informed Corporation of his status and address by written notice under this Section 4.3.  Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as pursuant to this Section, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.4                                 Titles  Titles are provided in this Agreement for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5                                 Construction  This Agreement will be administered, interpreted and enforced under the internal laws of the State of Oregon without regard to conflicts of laws thereof.

4.6                                 Conformity to Securities Laws  Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan will be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7                                 Definition of Terms  All capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Plan.

RENTRAK CORPORATION

By
Chief Executive Officer

Address:

Employee’s Taxpayer Identification Number: